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                                                                  Exhibit 99.10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:

We consent to the use of our report, dated March 29, 2018, on the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company as of December 31, 2017, included herein and to the reference to our firm as experts under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                 /S/ KPMG LLP

Minneapolis, MN
April 24, 2018

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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Minnesota Life Insurance Company:

We consent to the use of our report dated March 6, 2018, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries included herein and to the reference to our firm as experts under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                 /S/ KPMG LLP

Minneapolis, Minnesota
April 24, 2018